Exhibit 10.1

EXECUTION VERSION

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

by and between

WILLIS LEASE FINANCE CORPORATION

and

DEVELOPMENT BANK OF JAPAN INC.

Dated as of September 22, 2017

TABLE OF CONTENTS
(continued)

i

TABLE OF CONTENTS
(continued)

Exhibits:

Exhibit A	—	Certificate of Designations
Exhibit B	—	Bylaws

ii

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 22nd day of September, 2017 by and between Willis Lease Finance Corporation, a Delaware corporation (the “Company”), and Development Bank of Japan Inc., a Japanese corporation (the “Investor”).

The parties hereby agree as follows:

1.                                      Purchase and Sale of Preferred Stock.

1.1                               Sale and Issuance of Series A-2 Preferred Stock.

(a)                                 The Company’s Board of Directors (the “Board of Directors”) shall adopt, and the Company shall file with the Secretary of State of the State of Delaware on or before the Closing (as defined below), the Second Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock in the form of Exhibit A attached to this Agreement (the “Certificate of Designations”).

(b)                                 Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, 1,500,000 shares of Series A-2 Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), at a purchase price of $20.00 per share. The shares of Series A Preferred Stock issued to the Investor pursuant to this Agreement (including any shares issued at the Closing) shall be referred to in this Agreement as the “Shares.”

(c)                                  Pursuant to Section 13 of the Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock filed with the Delaware Secretary of State on October 14, 2016 (the “2016 Certificate of Designations”), Company and the Investor, in its capacity as holder of the Required Majority (as such term is defined in the 2016 Certificate of Designations), do each hereby approve the terms of and consent to the amendment and restatement of the 2016 Certificate of Designations in its entirety by the filing of the Certificate of Designations.

1.2                               Closing; Delivery.

(a)                                 Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. PST, on September 27, 2017 (the “Closing”), or at such other date, time or place as the Company and the Investor mutually agree upon, orally or in writing (the day on which the Closing takes place, the “Closing Date”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)                                 At least five (5) Business Days prior to the Closing, the Company shall deliver to the Investor:

(1)                                 the form of the Certificate of Designations to be filed with the Secretary of State of the State of Delaware;

(2)                                 the certificate set forth in Subsection 4.1(k)(1);

(3)                                 the good standing certificate (or its equivalent) set forth in Subsection 4.1(k)(3); and

(4)                                 a draft of the legal opinion set forth in Subsection 4.1(k)(4) to be delivered at the Closing.

(c)                                  At least three (3) days prior to the Closing, the Investor shall deliver to the Company the form set forth in Subsection 4.2(b).

(d)                                 At or prior to the Closing, the Company shall deliver to the Investor:

(1)                                 the share certificate for the Shares issued to the Investor at the Closing;

(2)                                 a certificate of the Secretary of State of Delaware certifying that the Certificate of Designation has been filed;

(3)                                 the fee set forth in Subsection 4.1(h); and

(4)                                 all other agreements, documents, instruments or certificates required to be delivered by the Company pursuant to Subsection 4.1.

(e)                                  At or prior to the Closing, the Investor shall deliver to the Company:

(1)                                 the purchase price for the Shares to the Company by wire transfer of immediately available funds to a bank account designated in writing by the Company;

(2)                                 share certificate number P-2 for cancellation and reissuance as Series A-1 Cumulative Redeemable Preferred Stock shares as soon as reasonably practicable after filing of the Certificate of Designations; and

(3)                                 all agreements, documents, instruments or certificates required to be delivered by the Investor pursuant to Subsection 4.2.

1.3                               Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)                                 “1934 Act” means the Securities Exchange Act of 1934.

(b)                                 “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons,

subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(c)                                  “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d)                                 “Anti-Money Laundering Laws” means the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 1 3324 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended through the date hereof, and other federal laws and regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

(e)                                  “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York, San Francisco, California or Tokyo, Japan are authorized or required by law, regulation or executive order to close.

(f)                                   “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(g)                                  “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(h)                                 “Contract” means any contract, lease, deed, mortgage, license, instrument, note, loan, commitment, undertaking, indenture, joint venture and all other agreements, commitments and legally binding arrangements, whether written or oral.

(i)                                     “GAAP” means United States generally accepted accounting principles in effect from time to time.

(j)                                    “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other nongovernmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(k)                                 “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(l)                                     “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(m)                             “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of the following officers: Charles F. Willis IV, Brian Hole, Scott Flaherty, Joe Howard and Dean Poulakidas.

(n)                                 “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(o)                                 “Material Adverse Effect” means any event, occurrence, fact, condition or change that has a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property, prospects or results of operations of the Company.

(p)                                 “OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control.

(q)                                 “OFAC Prohibited Person” means a country, territory, individual or Person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on OFAC’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (b) which is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits to any countries, territories, individuals or entities on or associated with anyone on such lists or in such Laws.

(r)                                    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(s)                                   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t)                                    “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

(u)                                 “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(v)                                 “Transaction Documents” means this Agreement, the Certificate of Designation, and the Bylaws.

2.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that the following representations are true and complete on and as of the date hereof and on and as of the Closing Date.

For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4 and 2.5), the term the “Company” shall include, as applicable, any subsidiaries of the Company, unless otherwise noted herein.

2.1                               Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (a) enter into this Agreement and the other Transaction Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (b) own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have or could reasonably be expected to have a Material Adverse Effect.

2.2                            Capitalization.

(a)                                 The authorized capital stock of the Company consists, immediately prior to the Closing, of:

(1)                                 20,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), 6,689,244 shares of which were issued and outstanding as of June 30, 2017. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

(2)                                 5,000,000 shares of preferred stock (“Preferred Stock”), of which 1,000,000 shares have been designated Series A-1 Preferred Stock, all of which are issued and outstanding and 1,500,000 of which shall have been designated Series A-2 Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate of Designations and as provided by the Delaware General Corporation Law (“DGCL”).

(b)                                 The Company has reserved 2,800,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2007 Stock Incentive Plan, as amended and restated, duly adopted by the Board of Directors and approved by the Company stockholders (as amended and restated, the “Stock Plan”). Of such reserved shares of Common Stock, as of June 30, 2017, 2,615,960 shares had been granted pursuant to restricted stock purchase agreements, of which 166,411 shares have been canceled, and 2,449,549 shares were outstanding, no options to purchase shares were outstanding, and 350,451 shares of Common Stock remained available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has made available complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)                                  The authorized capital stock of the Company consists, immediately following the Closing, of:

(1)                                 20,000,000 shares of Common Stock, 6,689,244 shares of which were issued and outstanding as of June 30, 2017. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

(2)                                 5,000,000 shares of Preferred Stock, of which:    (i) 1,000,000 shares have been designated Series A-1 Preferred Stock, 1,000,000 of which are issued and outstanding; and (ii) 1,500,000 shares have been designated Series A-2 Preferred Stock, 1,500,000 of which will be issued and outstanding immediately following to the Closing.

(d)                                 As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid and non-assessable, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, and (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person.

2.3                               Authorization.  All corporate action required to be taken in order to authorize the Company to execute and deliver this Agreement and any other Transaction Document, to perform its obligations hereunder and thereunder, to consummate the transactions contemplated by this Agreement, and to issue the Shares at the Closing, has been taken or will be taken prior to the Closing. This Agreement and any other Transaction Document, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the

Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4                            Valid Issuance of Shares.

(a)                                 The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and the Certificate of Designations, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement and subject to the filings described in Subsection 2.5 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

(b)                                 No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.

2.5                               Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Investor in Section 3 of this Agreement, no consent, approval, Permit, Governmental Order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any Governmental Authority is required on the part of the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transaction contemplated hereby and thereby, except for the filing of the Certificate of Designations, which will have been filed as of the Closing,.

2.6                            Litigation; Government Orders.

(a)                                 There is no Action pending or currently threatened in writing (i) against the Company affecting any of its properties or assets (or against the Company or any of its Affiliates and relating to the Company); (ii) against the Company or any officer, director or Key Employee of the Company arising out of their employment or Board of Directors relationship with the Company; or (iii) that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transaction contemplated by this Agreement. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no Action by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, Action pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

(b)                                 There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

2.7                               Compliance with Other Instruments.  The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation, the Certificate of Designations or its Bylaws or other organizational documents of the Company, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) to its Knowledge, under any material lease, agreement, Contract or purchase order to which it is a party or by which it is bound, or (v) to its Knowledge, of any provision of federal or state Law, statute, rule, Government Order or regulation applicable to the Company; and only in the cases of subparts (iii), (iv) and (v) above, where the violation of which would have or could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transaction contemplated hereby and thereby do not and will not (i) conflict with or result in a violation or breach of, or default under, any provision of its Certificate of Incorporation, the Certificate of Designations or its Bylaws or other organizational documents of the Company, (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company, (iii) require the consent or waiver of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject or any Permit affecting the properties, assets or business of the Company; (iv) result in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material Permit applicable to the Company.

2.8                               Financial Statements.  The Company has furnished to the Investor the audited financial statements of the Company and its subsidiaries (on a consolidated basis) as of the fiscal year ending December 31, 2016 (including balance sheets, income statements and statements of retained earnings, stockholders’ equity and cash flow) (the “Audited Financial Statements”), and the unaudited financial statements of the Company and its subsidiaries (on a consolidated basis) as of June 30, 2017 (including balance sheets, income statements and statements of retained earnings, stockholders’ equity and cash flow for the six-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Company, fairly present in all material respects the financial condition, results of operations and changes in financial position of Company and its subsidiaries (on a consolidated basis) as of such dates and for such periods. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

2.9                               No Other Liabilities.  The Company and its subsidiaries do not have any liability, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise that is required under GAAP to be reflected or disclosed, and not reflected or disclosed, in the balance sheets described in Subsection 2.8, other than liabilities and contingent liabilities arising in the ordinary course of business consistent with past practice since the date of such financial statements.

2.10                        Absence of Certain Changes, Events and Conditions. Since December 31, 2016, and other than in the ordinary course of business consistent with past practice or as set forth in public filings by the Company pursuant to the 1934 Act, there has not been, with respect to the Company, any:

(a)                                 event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)                                 amendment of its Certificate of Incorporation or its Bylaws or other organizational documents of the Company;

(c)                                  split, combination or reclassification of any shares of its capital stock;

(d)                                 issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)                                  declaration or payment of any dividends or distributions on or in respect of any of its capital stock or except for purchase under announced programs to repurchase stock, redemption, purchase or acquisition of its capital stock; or

(f)                                   material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements.

2.11                        Foreign Corrupt Practices Act.  Neither the Company nor any of the Company’s directors, officers, agents, employees or any other Person associated with or acting on behalf of the Company has, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any domestic or “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person.

Neither the Company nor any of its directors, officers, agents, employees or any other Person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action, (ii) made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation or (iii) violated or is in violation of any provision of the FCPA. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

2.12                        Anti-Money Laundering Laws.  The Company represents, warrants and agrees as follows:

(a)                                 (i) the Company; (ii) any Person controlling or controlled by the Company; or (iii) any Person for whom the Company is acting as agent or nominee in connection with this transaction, is not an OFAC Prohibited Person;

(b)                                 to comply with applicable Anti-Money Laundering Laws and regulations, all payments by the Company to the Investor or from the Investor to the Company will only be made in the Company’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time; and

(c)                                  the Company shall promptly notify the Investor should the Company become aware of any change in the information set forth in this Subsection 2.12.

2.13                        Compliance with Laws; Permits.  The Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets, which, if breached, would have a Material Adverse Effect.

2.14                        Taxes.  Except in instances that would not have a Material Adverse Effect:

(a)                                 The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b)                                 The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)                                  No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(d)                                 All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any Tax authority have been fully paid.

(e)                                  The Company is not a party to any Action by any Tax authority. There are no pending or threatened Actions by any Tax authority, the notice of which has been provided in writing.

(f)                                   The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes other than an affiliated, combined, consolidated or unitary Tax group of which the Company is the common parent. The Company has no liability for Taxes of any Person (other than the Company or a member of an affiliated, combined, consolidated or unitary Tax group of which the Company is or was the common parent) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

2.15                        Full Disclosure.  The Company’s public filings with the Security and Exchange Commission pursuant to the 1934 Act, together with the Company’s representations and warranties in this Agreement and in any certificate or other document furnished or to be furnished to the Investor pursuant to this Agreement, collectively do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

3.                                      Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

3.1                               Authorization.  The Investor has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and any other Transaction Document, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2                               Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor understands that it is not entitled to transfer or grant participations in the same, except as provided in the Certificate of Designations. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Investor has not been formed for the specific purpose of acquiring the Shares.

3.3                               Disclosure of Information.  The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4                               Restricted Securities.  The Investor understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, the Investor must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Shares. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5                               Absence of Trading Market.  The Series A Preferred Stock will be issued as a private placement and may not be assigned or re-sold by the Investor, except as provided in the Certificate of Designations.

3.6                               Legends. The Investor understands that the Shares and any securities issued in respect of or exchanged for the Shares, may be notated with one, part or all of the following legends:

(a)                                 “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)                                 Any legend required by the securities Laws of any state to the extent such Laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7                               Law of Japan.  The Investor hereby represents that it has satisfied itself as to and hereby warrants the full observance of the laws of Japan in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within Japan for the purchase of the Shares, (ii) any Japanese exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Japan.

3.8                               No General Solicitation.  The Investor acknowledges that it is not acquiring the Shares as a result of any general solicitation or advertisement in connection with the offer and sale of the Shares.

3.9                               Exculpation Among Investor.  The Investor acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Investor agrees that neither the Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of the Investor shall be liable to any other investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

4.                                      Conditions to Closing.

4.1                               Conditions to Obligations of the Investor.  The obligations of the Investor to purchase Shares at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

(a)                                 Accuracy of Representations and Warranties.  The representations and warranties of the Company contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)                                 Compliance with Agreement.  The Company shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)                                  Due Diligence.  Investor shall be satisfied with the results of its and its representatives’ legal, accounting, and business due diligence investigation and evaluation of the Company and its subsidiaries.

(d)                                 Approval.  The Company shall have received or obtained approval of the Board of Directors and all other consents and approvals necessary for the consummation of the transactions contemplated by this Agreement.

(e)                                  Transaction Documents.  Each of the Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Investor.

(f)                                   Filing of Certificate of Designations.  The Company shall have duly adopted the Certificate of Designations, which shall have been duly filed with the Secretary of State of the State of Delaware and become effective under the DGCL on or prior to the Closing and which shall remain in full force and effect as of the Closing, and Investor shall have received a certificate of the Secretary of State of Delaware certifying that the Certificate of Designation has been filed and is effective.

(g)                                  Company Bylaws.  Pursuant to the Company’s Bylaws in substantially the form of Exhibit B (the “Bylaws”), the authorized number of directors of the Company is seven (7), of which two (2) directors are reserved for the holders of the Series A Preferred Stock, to the extent that such holders are entitled to elect representatives on the Company’s Board of Directors pursuant to the Certificate of Designations.

(h)                                 Fee to Investor.  The Company shall have paid to the Investor a fee of Three Hundred Thousand Dollars ($300,000) simultaneous with the Closing.

(i)                                     No Material Adverse Effect.  There shall have been no Material Adverse Effect between June 30, 2017, and the Closing in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its subsidiaries taken as a whole, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(j)                                    Laws and Regulations.  There shall be no statute, law or governmental rule, regulation or guideline in effect or proposed or pending that prohibits, restricts or enjoins or could reasonably be expected to prohibit, restrict or enjoin the consummation of the transactions contemplated by this Agreement or the Investor’s right to participate therein. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, of restraining or prohibiting consummation of such transactions or of causing any of the transactions contemplated hereby to be rescinded following completion thereof.

(k)                                 Other Documents.  Investor has received the following documents, which shall be in form and substance acceptable to Investor:

(1)                                 a certificate of a duly authorized officer of the Company, dated as of five (5) Business Days before the Closing, certifying:

(A)                                    that attached thereto are true and complete copies of all resolutions and other consents adopted by the Board of Directors authorizing and approving the execution, delivery, filing and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

(B)                                    that attached thereto are true and complete copies of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), Bylaws and other constituent documents; and

(C)                                    the names and signatures of the officers of the Company authorized to sign this Agreement, the other Transaction Documents and the other documents to be delivered hereunder and thereunder;

(2)                                 a certificate of a duly authorized officer of the Company, dated as of the Closing, certifying:

(A)                                    that the resolutions and consents delivered to the Investor pursuant to Subsection 4.1(k)(1)(A) are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(B)                                    that attached thereto is a true and complete copy of the Company’s Certificate of Incorporation (as amended to permit the issuance of the Shares), and that the Bylaws and other constituent documents delivered to the Investor pursuant to Subsection 4.1(k)(1)(B) are in full force and effect as of the Closing; and

(C)                                    that each of the conditions set forth in Subsection 4.1(a) and Subsection 4.1(b) have been satisfied;

(3)                                 a good standing certificate (or its equivalent) for the Company from the Secretary of State of the State of Delaware;

(4)                                 legal opinion of Perkins Coie LLP, counsel to the Company, indicating that the Shares, when issued and sold in accordance with the terms of this Agreement for the consideration described therein, will be duly and validly issued, fully paid and non-assessable, and as to such other matters as the Investor shall reasonably request;

(5)                                 the share certificate evidencing the Shares; and

(6)                                 such other documents or instruments as the Investor reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

4.2                               Conditions to Obligations of the Company.

(a)                                 Transaction Documents.  Each of the Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.

(b)                                 Forms.  The Investor shall have delivered to the Company a properly completed Internal Revenue Service Form W-8BEN-E or other applicable Internal Revenue Service Form W-8.

(c)                                  The Investor shall have delivered to the Company cash in an amount equal to the purchase price of the Shares by wire transfer of immediately available funds to a bank account designated in writing by the Company.

5.                                      Reporting.  As a reporting company under the 1934 Act, the Company makes financial and other material information publicly available pursuant to periodic filings with the Securities and Exchange Commission, including without limitation under form 10-K, 10-Q and 8-K. If for any reason the Company ceases be a reporting company under the 1934 Act, and provided that the Investor enters into a non-disclosure agreement in form reasonably acceptable to the Company, it shall make information comparable to the information that it makes available to the public as a reporting company, available to Investor, on a timely basis, including:

(a)                                 Copies of quarterly financial statements, within forty-five (45) days after the end of each calendar quarter, and audited annual financial statements within ninety (90) days after the end of each calendar year;

(b)                                 Copies of all amendments to the Certificate of Incorporation or Bylaws no later than thirty (30) days following the date of such amendments;

(c)                                  Notification of significant events that materially and adversely affect the Company’s financial performance and governance;

(d)                                 Material agreements that affect the Company’s financial performance, including without limitation, agreements containing restrictions on indebtedness; and

(e)                                  Upon request by the Investor, copies of such other information that the Company provides to banks and lending institutions pursuant to its most senior credit facility.

6.                                   Miscellaneous.

6.1                               Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.

6.2                               Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party and any purported assignment in violation of this Subsection 6.2 shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

6.3                               Governing Law.  This Agreement shall be governed by the internal Law of the State of Delaware without giving effect to any choice or conflict of Law provision or rule.

6.4                               Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6                               Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, with written confirmation of receipt, (b) when sent, if sent by electronic mail or facsimile, with confirmation of transmission, during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the parties at their respective address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.6.

6.7                               No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8                               Fees and Expenses.  Except as otherwise expressly provided in this Agreement, each party will pay its own fees and expenses in connection with the transactions contemplated by this Agreement.

6.9                               Attorneys’ Fees.  Except as otherwise expressly provided in this Agreement, each party will pay its own legal and administrative costs in connection with the transactions contemplated by this Agreement.

6.10                        Amendments.  Any term of this Agreement may be amended, terminated or waived only with the written consent of each party

6.11                        Severability.  The invalidity, illegality or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Upon a determination that any provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.12                        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and signed by the party so waiving and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13                        Entire Agreement.  This Agreement (including the Exhibits hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and thereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14                        Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE

FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.15                        Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

6.16                        Public Announcements.  The Company shall not issue any press release or make any other public announcement or disclosure with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the Investor, except for any press release, public announcement or other public disclosure that is required by applicable Law or governmental regulations or by order of a court of competent jurisdiction. Prior to making any such required disclosure, the Company shall have given written notice to the Investor in reasonable detail the proposed content of such disclosure and shall permit the Investor to review and comment upon the form and substance of such disclosure.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Series A-2 Preferred Stock Purchase Agreement as of the date first written above.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Charles F. Willis, IV

Name:	Charles F. Willis, IV
(print)

Title:	Chief Executive Officer

Address:	773 San Marin Drive, Suite 2215
Novato, CA 94998 USA
Attention: Legal Department
Fax: +1-415-408-4701
Email: dpoulakidas@willislease.com

SIGNATURE PAGE TO SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

DEVELOPMENT BANK OF JAPAN INC.

By:	/s/ Yoshinari Furuta

Name:	Yoshinari Furuta
(print)

Title:	General Manager

Address:	Otemachi Financial City South Tower 9-6, Otemachi 1-chome, Chiyoda-ku Tokyo, Japan

SIGNATURE PAGE TO SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

(See Attached)

EXHIBIT A TO SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

WILLIS LEASE FINANCE CORPORATION

SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS,
PREFERENCES,
AND RELATIVE RIGHTS AND LIMITATIONS
OF
SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

Willis Lease Finance Corporation (the “Company”), a corporation organized and existing under the Delaware General Corporation Law (the “Act”), hereby certifies that the following resolutions were duly adopted by the Company’s Board of Directors (the “Board of Directors”) as of September 15, 2017 pursuant to Section 151(g) of the Act and this Second Amended and Restated Certificate of Designations (this “Certificate of Designations”), in its final form, was approved by the Board of Directors on September 15, 2017:

RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the Act, the Board of Directors amended and restated the Company’s Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock, and pursuant to an Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock, filed on October 14, 2016 with the Secretary of State of the State of Delaware (the “2016 Series A Designation”), the Company has issued 1,000,000 shares of Company’s 6.5% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

RESOLVED FURTHER, that this amendment and restatement of the 2016 Series A Designation as set forth in this Certificate of Designations has been approved by the holders of all shares of the Series A Cumulative Redeemable Preferred Stock issued pursuant to the 2016 Series A Designation.

RESOLVED FURTHER, the Board hereby amends and restates the 2016 Series A Designation in its entirety to establish and authorize the issuance of up to 1,500,000 shares of the Company’s 6.5% Series A-2 Cumulative Redeemable Preferred Stock, $0.01 par value per share, and hereby fixes the designation and amount thereof and the voting rights, preferences and relative, participating, optional and other special rights of the shares of this series, and the qualifications, limitations and restrictions thereof, in addition to those set forth in the Certificate of Incorporation as applicable to such shares pursuant to the terms of this Certificate of Designations as follows:

1.                                      Designations.  The distinctive serial designation of the 1,000,000 shares of preferred stock issued on October 14, 2016 shall be the “Series A-1 Cumulative Redeemable Preferred Stock” and the distinctive serial designation of the incremental 1,500,000 shares of preferred stock issued pursuant to this Certificate of Designations shall be the “Series A-2 Cumulative Redeemable Preferred Stock.” The Series A-1 Cumulative Redeemable Preferred Stock and the Series A-2 Cumulative Redeemable Preferred Stock shall collectively be referred to as the “Series A Preferred Stock”.

2.                                      Number of Shares.  The total number of shares of the Series A-1 Preferred Stock shall be 1,000,000 and the total number of shares of Series A-2 Cumulative Redeemable Preferred Stock shall be 1,500,000.The number of shares of the Series A Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors, subject to the Certificate of Incorporation, Section 151(g) of the Act, and the provisions of this Certificate of Designations.

3.                                      Dividends.

(a)                                 The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative cash dividends at the rate described in Section 3(b). To the extent declared by the Board of Directors, dividends will be payable quarterly on the 15th day of the first month of each calendar quarter in San Francisco, California, or if not a Business Day in San Francisco, California, the next succeeding Business Day in San Francisco, California, and in the case of any accrued but unpaid dividends, at such additional times, if any, as determined by the Board of Directors (each a “Dividend Payment Date”); provided, however, that the first Dividend Payment Date for the Series A-1 Cumulative Redeemable Preferred Stock was January 16, 2017, in San Francisco, California, and the first Dividend Payment Date for the Series A-2 Cumulative Redeemable Preferred Stock will be January 15, 2018. A “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York, San Francisco, California or Tokyo, Japan are authorized or required by law, regulation or executive order to close. It is expected that the Board of Directors will declare any dividends by the end of the month prior to the month in which such dividends are to be paid. No less than five (5) Business Days before each Dividend Payment Date, the Company shall notify the holders of the Series A Preferred Stock of such Dividend Payment Date and the amount of the dividend payment for each of the Series A-1 Cumulative Redeemable Preferred Stock and the Series A-2 Cumulative Redeemable Preferred Stock. Dividends on the Series A-1 Cumulative Redeemable Preferred Stock will accrue and be cumulative from and including the date of issuance of the Series A-1 Preferred Stock (the “Series A-1 Original Issue Date”) and Dividends on the Series A-2 Cumulative Redeemable Preferred Stock will accrue and be cumulative from and including the date of issuance of the Series A-2 Preferred Stock (the “Series A-2 Original Issue Date”). The term “Original Issue Date” when used with respect to the Series A-1 Cumulative Redeemable Preferred stock shall mean the Series A-1 Original Issue Date, and when used with respect to the Series A-2 Cumulative Redeemable Preferred Stock shall mean the Series A-2 Original Issue Date. However, the Board of Directors will not be required to declare dividends, and the holders of the Series A Preferred Stock will not be entitled to require payment of any such dividend.

(b)                                 From and after the date of the issuance of any shares of the Series A Preferred Stock, dividends at the rate per annum of 6.5% on the sum of the Liquidation Value (defined below) shall accrue on a daily basis in arrears on such shares of the Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock), and to the extent dividends are not paid on the 15th day of the first

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month of each calendar quarter in San Francisco, California (or if such day is not a Business Day, on the next succeeding Business Day), all accrued and unpaid dividends on any shares of the Series A Preferred Stock shall accumulate and compound at 6.5% per annum on the 15th day of every October (starting in 2017) or if such day is not a Business Day, on the next succeeding Business Day), in San Francisco, California, whether or not declared by the Board of Directors, and shall remain accumulated, compounding dividends until paid pursuant to this Certificate of Designations. The amount of any dividend payable on the Series A Preferred Stock for any full Dividend Period (as defined herein) or any partial Dividend Period shall be prorated and computed on the basis of a 365-day year (it being understood that the dividend paid to the holders of the Series A-1 Cumulative Redeemable Preferred Stock on January 16, 2017 and payable to the holders of the Series A-2 Cumulative Redeemable Preferred Stock on January 15, 2018 may be for more or less than a full Dividend Period and will reflect dividends accumulated from the Original Issue Date through, and including, January 16, 2017 (in the case of the Series A-1 Cumulative Redeemable Preferred Stock) and January 15, 2018 (in the case of the Series A-2 Cumulative Redeemable Preferred Stock). A “Dividend Period” shall mean the period from and including the Original Issue Date to and including the first Dividend Payment Date, and each subsequent period from and excluding the previous Dividend Payment Date to and including the relevant Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which shall be the date designated by the Board of Directors as the record date for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to the applicable Dividend Payment Date (each a “Dividend Record Date”).

(c)                                  Dividends on the Series A Preferred Stock shall be cumulative and shall accrue whether or not (i) the Company has earnings, (ii) there are funds legally available for the payment of such dividends or (iii) such dividends are declared by the Board of Directors. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such Series A Preferred Stock that remain payable. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be cumulated and in arrears.

(d)                                 No dividends on the Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness and any related waiver or amendment thereto, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law.

(e)                                  Except as provided in Section 3(f) below, unless all accrued and accumulated dividends on the Series A Preferred Stock for all prior Dividend Periods and the then-current Dividend Period shall have been or are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart by the

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Company for such payment and is deposited in trust with an independent bank or trust company that is, or whose parent or other affiliate is, a member of the Federal Deposit Insurance Corporation having capital and surplus of not less than $500,000,000 (an “Eligible Trustee”), (A) no dividends shall be declared by the Board of Directors or paid or set apart for payment by the Company on any of the Company’s capital stock for any Dividend Period, (B) no distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of the Company’s common stock (the “Common Stock”) or shares of any other class or series of the Company’s capital stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of the Company’s capital stock ranking junior to the Series A Preferred Stock as to (i) dividends and (ii) upon a Liquidation (defined below)) for any Dividend Period, and (C) no shares of Common Stock, or any other shares of the Company’s capital stock ranking, as to dividends or upon a Liquidation, on a parity with, or junior to, the Series A Preferred Stock, may be redeemed, purchased or otherwise acquired for any consideration (or any funds be paid to or made available for a sinking fund for the redemption or retirement, purchase or reduction of any such shares) by the Company (except by conversion into or exchange for other shares of capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon a Liquidation) for any Dividend Period.

(f)                                   When dividends are not paid in full upon the Series A Preferred Stock or any other series of preferred stock issued by the Company ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock or any such other series of preferred stock issued by the Company ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of the Series A Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if such other series of preferred stock does not have a cumulative dividend) bear to each other.

(g)                                  Dividends with respect to the Series A-1 Cumulative Redeemable Preferred Stock and with respect to the Series A-2 Cumulative Redeemable Preferred Stock shall be of equal priority. All dividends paid with respect to shares of the Series A Preferred Stock shall be paid pro rata to the holders of such shares entitled thereto. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of any class of capital stock (including the Series A Preferred Stock), in excess of the full cumulative dividends on the Series A Preferred Stock as provided herein.

4.                                      Liquidation Preference.

(a)                                 Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company (a “Liquidation”), the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for

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distribution to its stockholders an amount in cash equal to a liquidation preference of $20.00 per share of the Series A Preferred Stock, plus all accrued and unpaid dividends (whether or not declared) compounding at 6.5% per annum up to and including the date of payment of such amount (the “Liquidation Value”), after payment of all the Company’s indebtedness and other obligations ranking senior under Delaware law, and before any distributions or payments are made to the holders of the Common Stock and any other equity securities ranking junior to the Series A Preferred Stock. In the event that, upon a Liquidation, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of the Company’s capital stock ranking on a parity with the Series A Preferred Stock in liquidation preference to which they would otherwise be respectively entitled, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock ranking on a parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation if all amounts payable on or with respect to the shares of the Series A Preferred Stock were paid in full, and the Company shall not make or agree to make any payments to the holders of any equity securities ranking junior to the Series A Preferred Stock.

(b)                                 In the event of a Liquidation, the Company shall, within ten (10) days after the date the Board of Directors approves such action, or no later than twenty (20) days after any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each record holder of the Series A Preferred Stock written notice of the proposed action by first class mail, postage paid, at the respective addresses of such holders as they appear on the stock transfer records of the Company. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the cash to be received by the holders of the Series A Preferred Stock upon consummation of the proposed action and the payment date or dates and the place or places on and at which the amounts distributable as a result thereof shall be payable. If any material change in the facts set forth in the initial notice shall occur, the Company shall promptly give written notice to each record holder of the Series A Preferred Stock of such material change.

(c)                                  After payment to the holders of the Series A Preferred Stock of the full liquidation amounts provided in this Section 4, the holders of the Series A Preferred Stock, as such, will have no right or claim to any of the remaining assets of the Company.

(d)                                 Neither the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Company, nor the merger or consolidation of the Company with or into any other entity or the merger or consolidation of any other entity with or into the Company nor a statutory stock exchange by the Company if then permitted by the Act, shall be deemed to be a Liquidation for the purposes of this Section 4.

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5.                                      Redemption.

(a)                                 Mandatory Redemption. The Series A Preferred Stock has no stated maturity date; provided, however, that, subject to Section 5(b), the holders of at least two-thirds (2/3) of each Series A-1 Cumulative Redeemable Preferred Stock or Series A-2 Cumulative Redeemable Preferred Stock (a “Required Majority”) shall have the option to require the Company to redeem all or any portion of such stock (a “Mandatory Redemption”) for cash at the Liquidation Value (the “Redemption Price”) on ninety (90) days’ advance written notice delivered to the Company in accordance with Section 5(f)(i) upon the occurrence of any of the following events (each such event, a “Mandatory Redemption Event”):

(i)                                     With respect to the Series A-1 Cumulative Redeemable Preferred Stock, on October 17, 2023 (i.e., the seventh anniversary of the Original Issue Date thereof);

(ii)                                  With respect to the Series A-2 Cumulative Redeemable Preferred Stock, on September 27, 2024 (i.e., the seventh anniversary of the Original Issue Date thereof);

(iii)                               With respect to the Series A-1 Cumulative Redeemable Preferred Stock, a material breach by the Company of the Series A Preferred Stock Purchase Agreement dated as of October 11, 2016 (the “Series A-1 Stock Purchase Agreement”) that is uncured on the date a Required Majority votes in favor of Mandatory Redemption, including breaches of representations and warranties contained in the Stock Purchase Agreement made on the Original Issue Date;

(iv)                              With respect to the Series A-2 Cumulative Redeemable Preferred Stock, a material breach by the Company of the Series A-2 Preferred Stock Purchase Agreement dated as of September 22, 2017 (the “Series A-2 Stock Purchase Agreement”) that is uncured on the date a Required Majority votes in favor of Mandatory Redemption, including breaches of representations and warranties contained in the Stock Purchase Agreement made on the Original Issue Date;

(v)                                 Charles Willis IV and CFW Partners, L.P. (viewed collectively, as a single stockholder) cease to be the largest single stockholder (except as a result of a share transfer conducted between the Company’s board members or executive management team);

(vi)                              if the Company’s “surplus”, as defined by Section 154 of the Act and determined in accordance with United States Generally Accepted Accounting Principles then in effect (“Surplus”), measured as of (w) the end of each of the Company’s fiscal years, (x) the end of each six(6)-month period following the end of any fiscal year, (y) after payment of any dividend, or (z) the end of each calendar quarter after any repurchase or redemption by the Company of any capital stock, is less than the Liquidation Value;

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(vii)                           the Company (either individually or on a consolidated basis with its subsidiaries) incurs an operating loss or ordinary loss for two (2) consecutive fiscal years;

(viii)                        the Company undergoes a consolidation, merger, or sale of stock (other than between the Company’s board members or management team) and the stockholders of the Company immediately prior to such transaction hold (beneficially) less than fifty percent (50%) of the issued and outstanding stock of the Company after giving effect to such transaction; and

(ix)                              the Company assigns, sells or otherwise disposes of all or substantially all of its assets.

(b)                                 Surplus Requirement.  Notwithstanding Section 5(a), the number of shares of the Series A Preferred Stock that may be redeemed shall be limited to the Company’s available Surplus.

(c)                                  Redemption Date.  Subject to Section 5(a), the Series A Preferred Stock will remain outstanding indefinitely, unless the Company decides to redeem them in accordance with this Certificate of Designations, or they are otherwise cancelled or exchanged. A Mandatory Redemption Event will be subject to limitations on redemptions under applicable Delaware corporate law, but shall otherwise be mandatory and not require approval of the Board of Directors.

(d)                                 Noticed Redemption by Company.  The Company may, at the Company’s option with ninety (90) days’ advance written notice delivered to the holders of the Series A-1 Cumulative Redeemable Preferred Stock, redeem the Series A-1 Cumulative Redeemable Preferred Stock, in whole, at any time and from time to time, on any Dividend Payment Date for cash at a price equal to the Redemption Price. The Company may, at the Company’s option with ninety (90) days’ advance written notice delivered to the holders of the Series A-2 Cumulative Redeemable Preferred Stock, redeem the Series A-2 Cumulative Redeemable Preferred Stock, in whole, at any time and from time to time, on any Dividend Payment Date for cash at a price equal to the Redemption Price.

(e)                                  Nothing in this Section 5 (except for the last clause of Section 5(f)(iii)) shall prevent or restrict the Company from purchasing, from time to time, either at a public or private sale, all or part of the shares of the Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law.

(f)                                   Procedures for Redemption.

(i)                                     Written election of a Mandatory Redemption by a Required Majority (a “Redemption Election”) may be mailed to the Company, postage paid, upon the occurrence of a Mandatory Redemption Event. Any Mandatory Redemption shall occur no more than 90 days following receipt by the Company of a Redemption Election. Promptly following receipt of a Redemption Election, but in no event more than ten (10) days, the Company shall send written notice (a

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“Redemption Notice”) of its receipt of the Redemption Election to each holder of record of: (i) the Series A-1 Cumulative Redeemable Preferred Stock (for a Mandatory Redemption of such stock); and (ii) the Series A-2 Cumulative Redeemable Preferred Stock (for a Mandatory Redemption of such stock). In addition to any information required by law or by the applicable rules of any exchange or automated quotation system upon which the Series A-1 Cumulative Redeemable Preferred Stock or the Series A-2 Cumulative Redeemable Preferred Stock may be listed or admitted for quotation and trading, a Redemption Notice shall state: (A) the date of the closing of the redemption, which, pursuant to this Section 5(f)(i), shall be no later than 90 days following receipt by the Company of the Redemption Election (the applicable date, the “Redemption Date”); (B) the Redemption Price; (C) the number of shares of the Series A-1 Cumulative Redeemable Preferred Stock or the Series A-2 Cumulative Redeemable Preferred Stock to be redeemed; (D) the manner and place or places at which certificates for such shares of the Series A Preferred Stock to be redeemed are to be surrendered for payment of the Redemption Price; and (E) that dividends on the shares of the Series A Preferred Stock to be redeemed will cease to accumulate on the applicable Redemption Date. Any redemption by the Company pursuant to Section 5(d) shall require, in addition to ninety (90) days’ advance written notice: (i) with respect to redemption of shares of the Series A-1 Cumulative Redeemable Preferred Stock, a notice to each record holder of shares of the Series A-1 Cumulative Redeemable Preferred Stock at the respective addresses of such holders as they appear on the Company’s stock transfer records stating the information listed in (A) through (E) above; and (ii) with respect to redemption of shares of the Series A-2 Cumulative Redeemable Preferred Stock, a notice to each record holder of shares of the Series A-2 Cumulative Redeemable Preferred Stock at the respective addresses of such holders as they appear on the Company’s stock transfer records stating the information listed in (A) through (E) above.

(ii)           From and after the applicable Redemption Date (unless the Company defaults in the payment of the Redemption Price), dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of the Series A Preferred Stock and all rights of the holders thereof, as such, (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with a Redemption Notice, of the certificates for any shares of the Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), or in the event the certificates are lost, stolen or missing, upon delivery of an affidavit of loss, such shares of the Series A Preferred Stock shall be redeemed by the Company at the Redemption Price by wire transfer to the holder of record of such certificate. In case fewer than all of the shares of the Series A Preferred Stock to be redeemed represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of the Series A Preferred Stock without cost to the holder(s) thereof.

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(iii)          Unless full cumulative dividends on all shares of the Series A Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set aside for payment for all prior Dividend Periods and the then-current Dividend Period and deposited in trust with an Eligible Trustee, no Series A Preferred Stock shall be redeemed by the Company pursuant to Section 5(d) unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire, directly or indirectly, any shares of the Series A Preferred Stock; provided, however, the foregoing restrictions on redemptions and purchases shall not prevent the acquisition of the Series A Preferred Stock by the Company pursuant to an exchange offer made on the same terms to holders of all of the outstanding shares of the Series A Preferred Stock for shares of Company capital stock ranking on a parity with or junior to the Series A Preferred Stock.

(iv)          If on any Redemption Date the Company’s Surplus is less than the amount necessary to pay the full Redemption Price for the total number of shares of the Series A Preferred Stock to be redeemed pursuant to this Section 5, the Company shall (A) take all appropriate action reasonably within its means to maximize its Surplus available for paying the Redemption Price, (B) first use any such Surplus to pay all accrued and unpaid dividends and then to call for redemption the maximum possible number of shares of the Series A Preferred Stock that it can redeem on such Redemption Date out of all such Surplus available therefor on such date, pro rata among the holders of the Series A Preferred Stock, based on the number of shares of the Series A Preferred Stock held by each holder (with any necessary adjustments to avoid fractional shares), or by any other equitable method that the Company may determine to use, and (C) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become legally available to redeem the remaining the Series A Preferred Stock, the Company shall promptly notify the holders of the Series A Preferred Stock and such holders may then mail a Redemption Election to the Company. If fewer than all the shares of the Series A Preferred Stock represented by any share certificate are to be so redeemed, the Company shall issue a new certificate for the shares not redeemed without cost to the holder(s) thereof.

(v)           All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored: (i) with respect to redemptions of the Series A-1 Cumulative Redeemable Preferred Stock, to the status of authorized but unissued shares of the Series A-1 Cumulative Redeemable Preferred Stock; and (ii) with respect to redemptions of the Series A-2 Cumulative Redeemable Preferred Stock, to the status of authorized but unissued shares of the Series A-2 Cumulative Redeemable Preferred Stock.

(g)           Irrevocable Redemption Right. In the event of: (i) a Mandatory Redemption Event pursuant to Sections 5(a)(i), 5(a)(iii) or 5(a)(v) through 5(a)(ix) , a

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Required Majority shall have an irrevocable option, at any time and from time to time, to require the Company to redeem all or any portion of the Series A-1 Cumulative Redeemable Preferred Stock pursuant to this Section 5 until all of the Series A-1 Cumulative Redeemable Preferred Stock are redeemed; and (ii) a Mandatory Redemption Event pursuant to Sections 5(a)(ii), 5(a)(iv) or 5(a)(v) through 5(a)(ix), a Required Majority shall have an irrevocable option, at any time and from time to time, to require the Company to redeem all or any portion of the Series A-2 Cumulative Redeemable Preferred Stock pursuant to this Section 5 until all of the Series A-2 Cumulative Redeemable Preferred Stock are redeemed.

6.             Voting Rights.

(a)           Holders of the Series A Preferred Stock shall not have any voting rights, except as provided by applicable law and as set forth in this Section 6.

(b)           Whenever dividends on any shares of the Series A Preferred Stock are in arrears for an aggregate of six (6) or more Dividend Periods (whether consecutive or nonconsecutive) and remain unpaid (a “Preferred Dividend Default”), the holders of the Series A Preferred Stock (voting separately as a class with all other holders of the Series A Preferred Stock and holders of all other series of the Company’s preferred stock upon which like voting rights have been conferred) will be entitled to elect by majority vote a total of two (2) additional directors of the Company (the “Preferred Directors”) to serve on the Board of Directors (which, without the consent of a Required Majority, will not exceed seven (7) directors in total) until all unpaid dividends on the Series A Preferred Stock have been paid.

(c)           Election of directors that are authorized pursuant to Section 6(b) shall be conducted at a special meeting called by the holders of record of at least twenty-five percent (25%) of the Series A Preferred Stock (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of the Company’s stockholders) and otherwise at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders until all dividends accumulated on such Series A Preferred Stock for the prior Dividend Periods and the then-current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment and deposited in trust with an Eligible Trustee. In such case, the entire Board of Directors of the Company will be increased by two (2) directors. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all other series of preferred stock of the Company upon which like voting rights have been conferred or are exercisable).

(d)           If and when all accumulated dividends and the dividends for the then-current Dividend Period on the Series A Preferred Stock shall have been paid in full or a sum sufficient has been authorized and set aside and deposited in trust with an Eligible Trustee for payment in full of all accrued and unpaid dividends, the holders of shares of

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the Series A Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every future Preferred Dividend Default) and, if all accumulated dividends and the dividends for the then-current Dividend Period have been paid in full, the term of office of each Preferred Director so elected shall terminate and the size of the Board of Directors shall be immediately decreased by two (2) directors. Any Preferred Director may be removed at any time, with or without cause, by the vote of, the holders of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in clause (b) above.

(e)           Subject to Section 13, changes to the terms of the Series A Preferred Stock (other than non-substantive clarifications), shall be effective only upon vote of the Board of Directors and the affirmative vote of at least a Required Majority.

(f)            So long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of a Required Majority, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock ranking senior in priority to the Series A Preferred Stock; (ii) except for Permitted Securities, authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock that ranks pari passu to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation or reclassify any authorized shares of capital stock of the Company into such capital stock; (iii) authorize or create, or increase the authorized or issued amount of, any additional shares of the Series A Preferred Stock; or (iv) amend, alter or repeal the provisions of the Certificate of Incorporation, this Certificate of Designations, the bylaws of the Company or any other document similar to the foregoing, whether by merger, consolidation, transfer or conveyance of substantially all of its assets, or otherwise so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof (each such event specified in clauses (i), (ii), (iii) and (iv), an “Event”); provided, however, with respect to the occurrence of any of the Events set forth in clause (iv) of this Section 6(f) above, so long as any shares of the Series A Preferred Stock remain outstanding or are converted into securities of the surviving entity, in each case with terms, including rights, preferences, privileges and voting or other powers that are substantially similar in all material respects to the shares of the Series A Preferred Stock, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting or other powers of holders of the Series A Preferred Stock; provided, further that (A) the creation or issuance of any other class or series of capital stock of the Company ranking junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon a Liquidation, and (B) the creation or issuance of indebtedness or debt securities, shall not be deemed to materially and adversely affect

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such rights, preferences, privileges or voting powers and the holders of the Series A Preferred Stock shall have no right to vote on any such increase, creation or issuance, but the Company shall notify the holders of the Series A Preferred Stock when Permitted Securities have been issued. “Permitted Securities” shall mean equity securities of one or more classes that (i) rank pari passu to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation, (ii) have an aggregate Liquidation Value at the time of calculation (but excluding accrued and unpaid dividends) less than or equal to Twenty-Five Million Dollars ($25,000,000) and (iii) have a maximum per annum dividend rate of fifteen percent (15%). No consent of the holders of the Series A Preferred Stock shall be required for the issuance of Permitted Securities.

(g)           On each matter submitted to a vote of the holders of the Series A Preferred Stock in accordance with this Section 6, or as otherwise required by law, each share of the Series A Preferred Stock shall be entitled to one (1) vote, except that when any other series of preferred stock of the Company shall have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and such other series shall have with respect to such matters, one vote per each $20.00 of Liquidation Value. With respect to each share of the Series A Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

7.             Restrictions on Transfer. The Series A Preferred Stock shall be issued for longterm investment purposes only. The holders of the Series A Preferred Stock may not transfer all or any part of the Series A Preferred Stock; provided, however, that such holders may assign part or all of the Series A Preferred Stock with the consent of the Company or after ninety (90) days after any Mandatory Redemption Event under Section 5(a) shall have occurred.

8.             Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of a Liquidation, the Series A Preferred Stock shall rank: (i) pari passu to Permitted Securities; and (ii) senior to the Common Stock and to any other class or series of Company’s preferred stock outstanding from time to time other than Permitted Securities and to any other of the Company’s equity securities that the Company may issue in the future that by their terms rank junior to the Series A Preferred Stock. For purposes of this Section 8, debt securities of the Company that are convertible into or exchangeable for shares of capital stock of the Company or any other debt securities of the Company shall not constitute a class or series of capital stock of the Company until such time as they are converted into capital stock.

9.             Headings. The headings hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.          Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of Incorporation or this Certificate of Designations are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of

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Incorporation and this Certificate of Designations that can be given effect without giving effect to the invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein or therein set forth shall be deemed dependent upon any other provision hereof or thereof unless so expressed herein or therein.

11.         No Preemptive Rights. No holder of the Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of Company capital stock (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of Company capital stock.

12.         Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day of the recipient if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage paid. Such communications must be sent (a) to the Company, at its principal executive offices and (b) to any holder of the Series A Preferred Stock, at such holder’s address at it appears in the stock transfer records of the Company (or at such other address as shall be specified in a notice given in accordance with this Section 12).

13.         Amendment; Waiver. No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Company and a Required Majority, and any such written amendment, modification or waiver shall be binding on the Company and each holder of the Series A Preferred Stock. No amendment, modification or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Company with another company or entity unless the Company has obtained the prior written consent of a Required Majority in accordance with this Section 13.

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IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Certificate of Designations to be executed by its Chief Executive Officer and attested to by its Corporate Secretary, as of this     day of September, 2017.

WILLIS LEASE FINANCE CORPORATION

By:
Chief Executive Officer

Attest:

By:
Corporate Secretary

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EXHIBIT B
BYLAWS

(See Attached)

EXHIBIT B TO SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

[Conformed]

BYLAWS

OF

WILLIS LEASE FINANCE CORPORATION

(a Delaware corporation)

Dated as of April 18, 2001

Amended as of November 13, 2001

Further Amended as of December 16, 2008

Further Amended as of September 28, 2010

Further Amended as of August 5, 2013

Further Amended as of October 7, 2016

i

ii

BYLAWS

OF

WILLIS LEASE FINANCE CORPORATION

(a Delaware corporation)

ARTICLE I.

Offices

SECTION 1.01                     Registered Office. The registered office of Willis Lease Finance Corporation (hereinafter called the Corporation) in the State of Delaware shall be at 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent in charge thereof shall be National Registered Agents, Inc.

SECTION 1.02                     Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Corporation may require.

ARTICLE II.

Meetings of Stockholders

SECTION 2.01                     Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors to succeed those whose terms expire and for the transaction of such other proper business as may properly come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

SECTION 2.02                     Special Meetings. Special meetings of the stockholders for the transaction of any proper business, unless otherwise prescribed by statute, may be called only in accordance with Article XI of the Corporation’s Certificate of Incorporation as it may be amended from time to time (the “Certificate of Incorporation”).

SECTION 2.03                     Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

SECTION 2.04                     Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Corporate Secretary of the Corporation for such purpose or, if he shall not have furnished to the Corporate Secretary his address for such purpose, then at his post office address last known to the Corporate

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Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 2.05                     Quorum. Except where otherwise provided by law, the holders of record of a majority of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum at any meeting or any adjournment thereof, a majority of the shares of stock of the Corporation present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.06                     Voting.

(a)           Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy for each share or fractional share of the stock of the Corporation held by him which has voting power upon the matter in question.

(b)           Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing or by any other secure means permitted by law, including telephonic and electronic transmission, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation or in these Bylaws, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy shall so determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

(c)           Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to

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vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

SECTION 2.07                     Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Board may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

SECTION 2.08                     List of Stockholders Entitled to Vote. The Corporate Secretary of the Corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.09                     Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Corporate Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may

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be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

SECTION 2.10                     Notice of Stockholder Business and Nominations.

(A)          Annual Meetings of Stockholders.

(1)           Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing, in conformance with the requirements of this Bylaw, to the Corporate Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “1934 Act”) (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to any other business that the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (iv) any other information which is required to be disclosed in solicitations of proxies on behalf of any such business, and specifically, any such information called for by Items 4 and 5 of Regulation 14A under the 1934 Act regarding such other business, the proponent of such other business and any associates or persons who would be deemed “participants” under Regulation 14A were the proponent soliciting proxies on behalf of such other business. All such notices shall include (i) a representation that the person sending the notice is a shareholder of record and will remain such through the record date for the meeting, (ii) the name and address, as they appear on the Corporation’s books, of such shareholder, (iii) the class and number of the Corporation’s shares which are owned beneficially and of record by such shareholder, and (iv) a representation that such shareholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice.

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(3)           Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B)          Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)          General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business or a nomination is not properly before the meeting and, if he should so determine, the defective business shall not be transacted and the defective nomination shall be disregarded.

(2)           For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all the applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act of (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

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ARTICLE III.

Board of Directors

SECTION 3.01                     General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

SECTION 3.02                     Number and Term of Office. The authorized number of directors shall be seven (7), and such number shall not be changed except by a Bylaw amending this section duly adopted by the Board or duly adopted by the stockholders pursuant to the terms of Article IX of the Certificate of Incorporation. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign, die, become disqualified or disabled or shall otherwise be removed in the manner hereinafter provided.

SECTION 3.03                     Election of Directors. The directors shall be elected annually by the stockholders of the Corporation and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board.

SECTION 3.04                     Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Corporate Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.05                     Removal. Any director or the entire Board may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.06                     Vacancies. Except as otherwise provided in the Certificate of Incorporation and except for a vacancy created by the removal of a director, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or otherwise, may be filled by vote of the majority of the remaining directors, although less than a quorum. Vacancies created by the removal of a director may be filled only by the affirmative vote of the holders of a majority of the outstanding stock then entitled to vote at an election of directors. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign, die, become disqualified or disabled or shall otherwise be removed in the manner herein provided.

SECTION 3.07                     Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.08                     Regular Meetings. A regular annual meeting of the Board shall be held without any further notice immediately after, and at the same place as, the annual

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meeting of shareholders. The Board may provide for other regular meetings from time to time by resolution. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day that is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

SECTION 3.09                     Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, any Vice President, the Corporate Secretary or any two (2) directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, facsimile or email or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting, without protesting prior thereto or at its commencement, the lack of notice to such director.

SECTION 3.10                     Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the reconvened meeting to the directors who were not present at the time of adjournment. The directors shall act only as a Board, and the individual directors shall have no power as such. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 3.11                     Organization. Meetings of the Board shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by the Chief Administrative Officer, or in his absence by the Chief Financial Officer, or in his absence by a Vice President, or in their absence by a chairman chosen at the meeting. The Corporate Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 3.12                     Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

SECTION 3.13                     Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

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SECTION 3.14                     Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation and to serve at the pleasure of the Board. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of the stock. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

SECTION 3.15.                    Qualification Requirement for Directors. No person shall be qualified to be elected to, or appointed to fill a vacancy on, the Board during the pendency of a Business Combination transaction (as defined in Article XIII of the Certificate of InCorporation) if such person is, or (in the case of a person described in clause (i), (ii) or (iii) below) was within the two years preceding the date of such election or appointment: (i) an officer, director, employee or affiliate (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of a party to such transaction (an “Interested Party”) or of any affiliate of an Interested Party; (ii) an agent subject to the direction of an Interested Party; (iii) a consultant or advisor to an Interested Party; (iv) a person having a material financial interest in the transaction (other than through the ownership of stock or securities of the Corporation); or (v) a person having any business, financial, or familial relationship with any person referred to in clauses (i)-(iv) above that would reasonably be expected to affect such person’s judgment in a manner adverse to the Corporation. A person shall not be disqualified from election or appointment to the Board by reason of this Section 3.15 solely because such person is a director or officer of the Corporation who receives normal and customary compensation as such and/or is a stockholder or affiliate of the Corporation.

A Business Combination shall be deemed pending for purposes of this Section 3.15 commencing on the date any offer or proposal for such transaction shall be made and until such time as the proposed transaction is abandoned or until such time as: (i) the party proposing such transaction shall have acquired beneficial ownership, as defined above, of 50% or more of the Corporation’s outstanding voting stock; and (ii) 10 business days shall have elapsed thereafter.

ARTICLE IV.

Officers

SECTION 4.01                     Number. The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), and a Corporate Secretary. In addition, the Board may appoint such other officers as may be deemed expedient

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for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board may from time to time determine.

SECTION 4.02                     Election, Term of Office and Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with Section 4.03, shall be chosen annually at the regular meeting of the Board held after the annual meeting of shareholders and shall serve at the pleasure of the Board. If officers are not chosen at such meeting of the Board, they shall be chosen as soon thereafter as shall be convenient. Each officer shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation, death, disqualification or removal in the manner hereinafter provided.

SECTION 4.03                     Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Financial Officers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

SECTION 4.04                     Removal. Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

SECTION 4.05                     Resignations. Any officer or assistant may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Corporate Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board, the Chairman of the Board, the President or the Corporate Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.06                     Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled by the Board for the unexpired portion of the term thereof.

SECTION 4.07                     Inability to Act. In the case of absence or inability to act of any officer of the Corporation, the Board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

SECTION 4.08                     The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board.

SECTION 4.09                     The Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board, shall preside at all meetings shareholders, shall have the general charge of the business and affairs of the Corporation and shall oversee the management of the Corporation. If the offices of the Chief Executive Officer and Chairman are separate, in the absence of the Chairman or if designated to do so by the Board, the Chief Executive Officer shall exercise the powers and perform the duties of the Chairman or designate the executive officers of the Corporation by whom such powers shall be exercised and duties performed. The Chief Executive Officer shall see to it that all resolutions and orders of the Board are carried into effect and shall have full power of delegation in so doing. The Chief Executive Officer shall make

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reports to the Board and shareholders and shall have such other powers and perform such other duties as the Board or these Bylaws may, from time to time, prescribe.

SECTION 4.10                   The President. The President of the Corporation shall, subject to the control of the Board and the Chief Executive Officer, have general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees, shall make reports to the Board and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board or the Chief Executive Officer.

SECTION 4.11                     The Chief Financial Officer. The Chief Financial Officer shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board, and shall keep regular books of account. He shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. He shall, in general, perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be properly assigned to him by the Board or the President.

SECTION 4.12                     The Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time properly prescribe. At the request of the President, or in case of the President’s absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

SECTION 4.13                     The Corporate Secretary. The Corporate Secretary shall, if present, record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed, in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with these Bylaws and as required by law; and, in general, he shall perform all the duties incident to the office of Corporate Secretary and such other duties as may from time to time be properly assigned to him by the Board or the President.

SECTION 4.14                     Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

ARTICLE V.

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 5.01                     Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

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SECTION 5.02                     Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

SECTION 5.03                     Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the President, the Chief Financial Officer or any Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.04                     General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI.

Shares and Their Transfer

SECTION 6.01                     Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Chief Financial Officer or the Corporate Secretary or an Assistant Secretary. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

SECTION 6.02                     Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporate Secretary, or with a transfer clerk or a transfer agent appointed as provided in

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Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.03                     Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.04                     Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

ARTICLE VII.

Indemnification

SECTION 7.01                     Indemnification. Subject to any limitation which may be contained in the Certificate of Incorporation and the other provisions of this Article VII, the Corporation shall to the full extent permitted by law, including, without limitation, Delaware General Corporation Law § 145, as such law or Section now exists or shall hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any person who was, is or is threatened to be made a party, a named defendant or respondent to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, arbitral, administrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is or was a director, officer employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such action, suit, or proceeding; provided, however, that, except as provided in Section 7.03 of this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if (i) such indemnification is expressly required to be made by law, (ii) the proceeding was expressly authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection Section 7.03 of this Article VII. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an individual did not act in good faith and in a manner which he reasonably

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believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 7.02                     Expenses. Subject to any limitation which may be contained in the Certificate of Incorporation, the Corporation shall, to the full extent permitted by law, including, without limitation, § 145 of the Delaware General Corporation Law, as such law or Section now exists or shall hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), pay or reimburse on a current basis the expenses incurred by any person described in Section 7.01 in connection with any such action, suit, or proceeding in advance of the final disposition thereof, if the Corporation has received (i) a written affirmation by the recipient of his good faith belief that he has met the standard of conduct necessary for indemnification under the Delaware General Corporation Law and (ii) a written undertaking by or on behalf of such director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not satisfied such standard of conduct or if indemnification is prohibited by law.

SECTION 7.03                     Right of Indemnitee to Bring Suit. If a claim under Sections 7.01 or 7.02 of this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder, the burden of proving that the indemnitee is not entitled to be indemnified, under this Article VII or otherwise shall be on the Corporation.

SECTION 7.04                     Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights provided in this Article VII shall be deemed to be provided by a contract between the Corporation and the individuals who serve in the capacities described in Section 7.01 at any time while these bylaws are in effect, and no repeal or modification of this Article VII by the stockholders shall adversely affect any right of any person otherwise entitled to indemnification by virtue of this Article VII at the time of such repeal or modification.

SECTION 7.05                     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee

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or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

SECTION 7.06                     Constituent Corporations. For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.”

ARTICLE VIII.

Miscellaneous

SECTION 8.01                     Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December.

SECTION 8.02                     Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 8.03                     Seal. The Corporation may have a corporate seal which shall have the name of the Corporation and shall be in such form as may be approved from time to time by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 8.04                     Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

SECTION 8.05                     Amendments. These Bylaws may be amended only in accordance with Article IX of the Corporation’s Certificate of Incorporation.

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SECTION 8.06                     Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and the Chief Financial Officer or the Corporate Secretary or an Assistant Secretary.

SECTION 8.07                     Forum for Adjustment of Disputes. Unless the Corporation consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware’s General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

SECTION 8.08                     Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

SECTION 8.09                     Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

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